UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2021

Date of Report (Date of earliest event reported)

BEAM THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne St.
Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(857) 327-8775

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 1, 2021, Beam Therapeutics Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) under which it may offer and sell its common stock, par value $0.01 per share, having aggregate sales proceeds of up to $300 million (the “Shares”) from time to time through Jefferies as its sales agent. Sales of the Shares through Jefferies, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Global Select Market or any other existing trading market for its common stock. Jefferies will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions we may impose). The Company will pay Jefferies a commission of 3.0% of the gross sales proceeds of any Shares sold through Jefferies under the Sales Agreement. The Company has also provided Jefferies with customary indemnification rights.

The Company is not obligated to make any sales of Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into the Registration Statement (as defined below).

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254946) (the “Registration Statement”) which was automatically effective upon filing with the Securities and Exchange Commission on April 1, 2021. The Company filed a prospectus supplement, dated April 1, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

A copy of the opinion of Ropes & Gray LLP regarding the shares to be sold under the Sales Agreement is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Number	Description

1.1	Sales Agreement, dated April 1, 2021, by and between Beam Therapeutics Inc. and Jefferies LLC.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	BEAM THERAPEUTICS INC.

	By:	/s/ Terry-Ann Burrell
	Name:	Terry-Ann Burrell
	Title:	Chief Financial Officer